Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference into the Registration Statement on Form S-8 filed on July 13, 2001 of our report dated May 18, 2001, appearing in this Annual Report on Form 11-K of the Expedia, Inc. 401(k) Plan for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Seattle, Washington
July 13, 2001